UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 11, 2010
Avanir Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On May 11, 2010, Avanir Pharmaceuticals, Inc. (the “Company”) closed its previously announced offering of 10,000,000 shares of Common Stock at a public offering price of $2.75 per share, raising $27,500,000 in gross offering proceeds and approximately $26,600,000 in net proceeds to the Company, after deducting underwriting discounts, commissions and estimated offering expenses. The Company intends to use the net proceeds for general working capital. In addition, the proceeds may be used for further clinical, regulatory and commercial development of Zenvia, as well as business development activities.
     Jefferies & Company, Inc. acted as the sole book-running manager and Canaccord Adams acted as co-manager for the offering. The underwriters have an option for 30 days to purchase up to an additional 1,500,000 shares of Common Stock to cover overallotments, if any. As of the initial closing on May 11, 2010, the overallotment option had not been exercised.
     The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-161789) and the prospectus dated September 23, 2009 included in such registration statement, as supplemented by a prospectus supplement dated May 6, 2010, filed with the SEC pursuant to Rule 424(b) on May 10, 2010.
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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2010	Avanir Pharmaceuticals, Inc.
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance

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